UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 15, 2020

Culp, Inc.
(Exact Name of Registrant as Specified in its Charter)

North Carolina	1-12597	56-1001967
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1823 Eastchester Drive High Point, North Carolina 27265
(Address of Principal Executive Offices) (Zip Code)

(336) 889-5161
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

   ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

   ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

   ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common stock, par value $0.05 per share	CULP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry Into a Material Definitive Agreement

On April 15, 2020, Culp, Inc. (the “Company”) received a loan from Pinnacle Financial Partners (“Lender”) in an aggregate principal amount of $7,605,500 (the “Loan”) pursuant to the U.S. Small Business Administration (the “SBA”) Paycheck Protection Program under Division A, Title I of the Coronavirus Relief and Economic Security Act of 2020 (the “CARES Act”).  The Company plans to use the Loan proceeds for covered payroll costs, rent, and utilities in accordance with the applicable terms and conditions of the CARES Act.  The Loan will help enable the Company to retain more of its employees, maintain payroll and benefits, and make lease and utility payments while producing and supplying critical products for essential businesses during the unprecedented business disruption arising from the COVID-19 global pandemic.

The Loan is evidenced by a Note dated as of April 14, 2020, issued by the Company to the Lender (the “Note”), and matures two years from the date of the Note.  The Loan is unsecured and bears interest at a rate of 1.0% per annum.  Monthly principal and interest payments will commence on November 14, 2020.  The Company may prepay the principal of the Loan at any time without incurring any prepayment charges.  The Note contains customary events of default relating to, among other things, payment defaults or breaches of the terms of the Note, bankruptcy, making materially false and misleading representations to the SBA or Lender, and material adverse changes in the Company’s financial condition or business operations.  The occurrence of an event of default may require immediate repayment of all amounts outstanding under the Note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company.

Under the terms of the CARES Act, recipients of loans under the Paycheck Protection Program (the “PPP”) can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP.  Such forgiveness will be determined, subject to limitations under the PPP, based on use of loan proceeds for covered payroll costs and certain rent, utility, and mortgage interest expenses, as well as the maintenance of employee and compensation levels.  Any forgiveness of the Loan will be subject to approval by the SBA and Lender and will require documentation of expenditures in accordance with the SBA requirements.  No assurance is provided that the Company will obtain forgiveness of the Loan in whole or in part.

The foregoing description is only a summary of certain provisions of the Note and is qualified in its entirety by the full text of the Note, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending May 3, 2020.

Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

Item 8.01 – Other Events

On April 21, 2020, the Company issued a press release providing a business update in response to the COVID-19 pandemic.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information furnished in this Item 8.01 of this Current Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filings under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01(d) –Exhibits

(d)  Exhibits

99.1 – News Release dated April 21, 2020

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995 (Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934), concerning the Company’s expectations, anticipations, intentions, or beliefs regarding the Loan and the Company’s potential uses of the Loan proceeds. These express or implied statements are not promises or guarantees and involve substantial risks and uncertainties that may cause actual events and results to differ materially from such statements.  Important factors that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements include: (a) changes by the SBA or other governmental authorities regarding the CARES Act, the Payroll Protection Program, or related administrative matters; (b) actions by Lender, including without limitation Lender’s interpretation and implementation of the Payroll Protetion Program and the rules relating to loan forgiveness thereunder; (c) the Company’s ability to comply with the terms of the Loan and the CARES Act, including to use the proceeds of the Loan as described herein; (d) financial market conditions; (e) concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including the novel coronavirus; and (f) the other risk factors disclosed in the Company’s other reports filed with the Securities Exchange Commission. The Company disclaims any intention or obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CULP, INC.
(Registrant)

By:	/s/ Kenneth R. Bowling
Chief Financial Officer
(principal financial officer)

By:	/s/ Thomas B. Gallagher, Jr.
Corporate Controller
(principal accounting officer)

Dated:  April 21, 2020

EXHIBIT INDEX

Exhibit Number	Exhibit

99.1	News Release dated April 21, 2020

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